SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

___________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 1, 2006

CHARTERMAC

_____________________________

(Exact Name of Registrant as Specified in Charter)

Delaware	1-13237	13-3949418
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No)

625 Madison Avenue

New York, New York 10022

(Address of Principal Executive Offices)(Zip Code)

Registrant's telephone number, including area code: 212-317-5700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the form 8-K filing in intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rue 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Definitive Material Agreement

On May 1, 2006, Charter Mac Corporation (“CM Corp”), as borrower, and CharterMac and CM Holding Trust, as guarantors, entered into Amendment No. 5 (the “Fifth Amendment”) to the Amended and Restated Credit Agreement, dated as of July 16, 2004, (the “Credit Agreement”) with Bank of America, N.A. (successor by merger to Fleet National Bank). The Fifth Amendment amended the Credit Agreement to (i) increase the maximum indebtedness that could be outstanding under the Credit Agreement from $91 million to $110 million (of which a $60 million term loan was outstanding), (ii) provide CM Corp with an option to extend the termination date to September 29, 2006 and (iii) provide for, in addition to the term loan, a revolving line of credit in the maximum aggregate principal amount outstanding from time to time of $50,000,000.

The Fifth Amendment to the Credit Agreement is attached hereto as Exhibit 10.1.

Item 901. Financial Statements and Exhibits

(a)	Financial Statements

Not applicable

(b)	Pro Forma Financial Information

Not applicable

(c)	Exhibits

Exhibit 10.1	Fifth Amendment to the Credit Agreement

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARTERMAC

Dated: May 4, 2006	By	/s/ Alan P. Hirmes
Alan P. Hirmes
Chief Financial Officer